Exhibit 4.3

EXECUTION COPY
AMENDMENT NO. 1
Dated as of November 13, 2014
to
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 25, 2011,
as amended and restated as of September 30, 2011,
as further amended and restated as of May 3, 2013,
as further amended and restated as of March 27, 2014
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of November 13, 2014 by and among LKQ Corporation, a Delaware corporation (the “Company”), LKQ Delaware LLP, a Delaware limited liability partnership (the “Canadian Primary Borrower”), LKQ Euro Limited, a company organized under the laws of England and Wales (“LKQ Euro Limited”), LKQ UK Finance 1 LLP, a limited liability partnership formed under the laws of England and Wales (“LKQ UK Finance 1”), LKQ UK Finance 2 LLP, a limited liability partnership formed under the laws of England and Wales (“LKQ UK Finance 2”), LKQ Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of The Netherlands (the “Dutch Borrower”), the financial institutions listed on the signature pages hereof and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent’), under that certain Third Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Canadian Primary Borrower, LKQ Euro Limited, LKQ UK Finance 1, LKQ UK Finance 2, the Dutch Borrower, the other Subsidiary Borrowers from time to time party thereto (collectively with the Company, the Canadian Primary Borrower, LKQ Euro Limited, LKQ UK Finance 1, LKQ UK Finance 2 and the Dutch Borrower, the “Borrowers”), the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to an amendment to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Amendment.
1.Amendment to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the parties hereto agree to amend the Credit Agreement as follows:
a.Section 1.01 of the Credit Agreement is amended to add the following new definition thereto in the appropriate alphabetical order:
“Amendment No. 1 Effective Date” means November 13, 2014.
b.Section 2.17 of the Credit Agreement is amended to add a new clause (i) thereof to read as follows:

(i)    FATCA. For purposes of determining withholding Taxes imposed under the FATCA, from and after the Amendment No. 1 Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
c.Section 6.01 of the Credit Agreement is amended to delete the phrase “to the extent permitted by Section 6.07(c),” appearing in each of clauses (b) and (e) thereof.
d.Section 6.07(h)(i) of the Credit Agreement is amended and restated in its entirety to read as follows:
(i)    the Company and its Subsidiaries shall be in compliance with Section 5.09;
2.Acknowledgment. The Borrowers, the Lenders and the Administrative Agent acknowledge and agree that (a) any purchase or other acquisition made by the Company or any of its Subsidiaries in reliance on Section 6.07(h) of the Credit Agreement at any time on or after the Restatement Effective Date and prior to the Amendment No. 1 Effective Date (any such purchase or other acquisition, a “Specified Acquisition”) shall constitute a Permitted Acquisition for all purposes under the Credit Agreement and the other Loan Documents so long as (1) such Specified Acquisition complied with the requirements set forth in Section 6.07(h)(ii) through (viii) and (2) the Company and its Subsidiaries complied with the requirements set forth in Section 5.09 in respect of such Specified Acquisition, and (b) any Specified Acquisition meeting the requirements in clauses (a)(1) and (a)(2) immediately above may be reflected as a Permitted Acquisition in any Compliance Certificate delivered after the Restatement Effective Date even if delivered prior to the Amendment No. 1 Effective Date.
3.Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the conditions precedent that (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors and (b) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including reimbursement or payment of all out-of-pocket expenses (including fees and expenses of counsel for the Administrative Agent) required to be reimbursed or paid by the Company in connection with this Amendment. The Administrative Agent shall notify in writing the Company and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding.
4.Representations and Warranties of the Borrowers. Each of the Borrowers hereby represents and warrants as follows:
a.This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
b.As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in Article III of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
5.Reference to and Effect on the Credit Agreement.
a.Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other loan document shall mean and be a reference to the Credit Agreement as amended hereby.
b.The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
c.Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

d.This Amendment is a Loan Document.
6.Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

LKQ CORPORATION, as the Company

By	/s/ JOHN S. QUINN
Name: John S. Quinn
Title: Vice President and Chief
Financial Officer

LKQ DELAWARE LLP, as the Canadian
Primary Borrower

By	/s/ JOHN S. QUINN
Name: John S. Quinn
Title: Vice President and Chief
Financial Officer

LKQ NETHERLANDS B.V., as a Dutch
Borrower

By	/s/ JOHN QUINN
Name: John Quinn
Title: Managing Director

LKQ EURO LIMITED, as a UK Borrower

By	/s/ JOHN S. QUINN
Name: John S. Quinn
Title: Director

Executed by LKQ UK FINANCE 1 LLP acting by LKQ Finance 2 LLC as a member of LKQ UK Finance 1 LLP, in the presence of:	/s/ Walter Hanley
Walter Hanley
Duly authorised for and on behalf of LKQ
Finance 2 LLC
Victor Casini
SIGNATURE OF WITNESS
NAME OF WITNESS:	/s/ VICTOR CASINI
ADDRESS OF WITNESS:	500 West
Madison, Suite
2800, Chicago, IL
OCCUPATION OF WITNESS:	Attorney

Executed by LKQ UK FINANCE 2 LLP acting by LKQ UK Finance 1 LLP as a member of LKQ UK Finance 2 LLP, LKQ Finance 1 LLP itself acting by LKQ Finance 2 LLC as a member of LKQ UK Finance 1 LLP, in the presence of:
/s/ Walter Hanley
Walter Hanley
Duly authorised for and on behalf of LKQ
Finance 2 LLC
Victor Casini
SIGNATURE OF WITNESS
NAME OF WITNESS:	/s/ VICTOR CASINI
ADDRESS OF WITNESS:	500 West
Madison, Suite
2800, Chicago, IL
OCCUPATION OF WITNESS:	Attorney

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as Administrative Agent, as Issuing Bank and as Swingline Lender

By	/s/ KEITH J. CABLE
Name: Keith J. Cable
Title: Senior Vice President

Name of Lender:

Bank of America N.A.

By	/s/ CARLOS MORALES
Name: Carlos Morales
Title: SVP

For any Lender requiring a second signature line:

By
Name:
Title:

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Third Amended and Restated Credit Agreement dated as of March 25, 2011, amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among LKQ Corporation (the “Company”), the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of November 13, 2014 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.
Dated: November 13, 2014

A&A AUTO PARTS STORES, INC.
ACCU-PARTS LLC
AKRON AIRPORT PROPERTIES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
A-RELIABLE AUTO PARTS & WRECKERS, INC.
ARROW SPEED ACQUISITION LLC
ATK MOTORSPORTS, INC.
BUDGET AUTO PARTS U-PULL-IT, INC.
CITY AUTO PARTS OF DURHAM, INC.
DAMRON HOLDING COMPANY, LLC
DAP TRUCKING, LLC
DOUBLE R AUTO SALES, INC.
DRIVERFX.COM, INC.
GEARHEAD ENGINES, INC.
GREENLEAF AUTO RECYCLERS, LLC
KAI CHINA LLC
KAIR IL, LLC
KAO LOGISTICS, INC
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE DISTRIBUTORS COMPANY, LLC
KEYSTONE AUTOMOTIVE HOLDINGS, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
KWIK AUTO BODY SUPPLIES, INC.
LAKEFRONT CAPITAL HOLDINGS, INC.
LKQ 1ST CHOICE AUTO PARTS, LLC
LKQ 250 AUTO, INC.
LKQ A&R AUTO PARTS, INC.
LKQ ALL MODELS CORP.
LKQ APEX AUTO PARTS, INC.
LKQ ATLANTA, L.P.
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ AUTO PARTS OF MEMPHIS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, L.P.
LKQ AUTO PARTS OF ORLANDO, LLC
LKQ AUTO PARTS OF UTAH, LLC
LKQ BEST AUTOMOTIVE CORP.
LKQ BIRMINGHAM, INC.,

each as a Subsidiary Guarantor

By:	/s/ JOHN S. QUINN
Name: John S. Quinn
Title: Vice President and Chief Financial Officer

LKQ BRAD’S AUTO & TRUCK PARTS, INC.
LKQ BROADWAY AUTO PARTS, INC.
LKQ COPHER SELF SERVICE AUTO PARTS-BRADENTON INC.
LKQ COPHER SELF SERVICE AUTO PARTS-CLEARWATER INC.
LKQ COPHER SELF SERVICE AUTO PARTS-ST. PETERSBURG INC.
LKQ COPHER SELF SERVICE AUTO PARTS-TAMPA INC.
LKQ CRYSTAL RIVER, INC.
LKQ FINANCE 1 LLC
LKQ FINANCE 2 LLC
LKQ FOSTER AUTO PARTS SALEM, INC.
LKQ FOSTER AUTO PARTS WESTSIDE LLC
LKQ FOSTER AUTO PARTS, INC.
LKQ GORHAM AUTO PARTS CORP.
LKQ GREAT LAKES CORP.
LKQ HEAVY TRUCK-TEXAS BEST DIESEL, L.P.
LKQ HOLDING CO.
LKQ HUNTS POINT AUTO PARTS CORP.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MANAGEMENT COMPANY
LKQ METRO, INC.
LKQ MID-AMERICA AUTO PARTS, INC.
LKQ MIDWEST AUTO PARTS CORP.
LKQ MINNESOTA, INC.
LKQ OF INDIANA, INC.
LKQ OF MICHIGAN, INC.
LKQ OF NEVADA, INC.
LKQ OF TENNESSEE, INC.
LKQ ONLINE CORP.
LKQ PENN-MAR, INC.
LKQ PLUNKS TRUCK PARTS & EQUIPMENT - JACKSON, INC.
LKQ POWERTRAIN, INC.
LKQ PRECIOUS METALS, INC.
LKQ RALEIGH AUTO PARTS CORP.
LKQ ROUTE 16 USED AUTO PARTS, INC.
LKQ SALISBURY, INC.
LKQ SAVANNAH, INC.
LKQ SELF SERVICE AUTO PARTS-HOLLAND, INC.,

each as a Subsidiary Guarantor

By:	/s/ JOHN S. QUINN
Name: John S. Quinn
Title: Vice President and Chief Financial Officer

LKQ SELF SERVICE AUTO PARTS-KALAMAZOO, INC.
LKQ SELF SERVICE AUTO PARTS-MEMPHIS LLC

LKQ SELF SERVICE AUTO PARTS-TULSA, INC.,
LKQ SMART PARTS, INC.
LKQ SOUTHWICK LLC
LKQ TAIWAN HOLDING COMPANY
LKQ TIRE & RECYCLING, INC.
LKQ TRADING COMPANY
LKQ TRIPLETTASAP, INC.
LKQ U-PULL-IT AUTO DAMASCUS, INC.
LKQ U-PULL-IT TIGARD, INC.
LKQ WEST MICHIGAN AUTO PARTS, INC.
MICHAEL AUTO PARTS, INCORPORATED
NORTH AMERICAN ATK CORPORATION
P.B.E. SPECIALTIES, INC.
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO SOUTH, INC.
POTOMAC GERMAN AUTO, INC.
PULL-N-SAVE AUTO PARTS, LLC
REDDING AUTO CENTER, INC.
SCRAP PROCESSORS, LLC
SPEEDWAY PULL-N-SAVE AUTO PARTS, LLC
STAG PARKWAY HOLDING COMPANY
STAG-PARKWAY, INC.
SUPREME AUTO PARTS, INC.
U-PULL-IT, INC.
U-PULL-IT, NORTH, LLC,

each as a Subsidiary Guarantor

By:	/s/ JOHN S. QUINN
Name: John S. Quinn
Title: Vice President and Chief Financial Officer